UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 14, 2006

ANGIODYNAMICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-50761	11-3146460
(Commission File Number)	(IRS Employer Identification No.)

603 Queensbury Avenue, Queensbury, New York	12804
(Address of Principal Executive Offices)	(Zip Code)

(518) 798-1215

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 1, 2006, AngioDynamics, Inc. (the “Company”) entered into a asset purchase agreement (the “Purchase Agreement”) with Medron, Inc. (the “Seller”).

Under the Purchase Agreement, the Seller sold, transferred, conveyed and assigned to the Company all of it’s right, title and interest to certain proprietary technology relating to a vascular access port and future improvements thereto (the “Technology”), including a provisional patent application that has been filed with the United States Patent and Trademark Office for the Technology.

Under the Purchase Agreement, the Company is required to make the following payments to the Seller:

1)	$500,000 on May 1, 2006, payment of which has been made;

2)	$1,500,000 upon execution of a license agreement for rights to a potentially dominant patent application or September 1, 2006, as described below;

3)	$3,500,000 upon the earlier to occur of May 1, 2008 or the first commercial sale of vascular access ports incorporating the Technology; and

4)	$2,500,000 upon the issuance, on or before May 1, 2016, of a U.S. patent covering the Technology.

If the Company fails to make the second payment (for $1,500,000) by September 1, 2006, then all of the Seller’s right, title and interest to the Technology, including the provisional patent application, transferred to the Company under the Purchase Agreement shall revert back to the Seller.

The Company believes that the value of the Purchase Agreement and the Company’s ability to commercially exploit the Technology is potentially dependent upon its obtaining a license to a certain other pending patent application, owned by a third party. Consequently, effective August 14, 2006, the Company entered into a license agreement (the “License Agreement”) with the third party pursuant to which it obtained a nontransferable, exclusive (in the field of vascular access ports), royalty-free, limited, worldwide license to this pending patent application. The Company agreed to use commercially reasonable efforts to commercialize one or more licensed products within the next five years, and its failure to use such efforts will terminate the License Agreement or render it nonexclusive. Additionally, the Company granted to the third party a nonexclusive, irrevocable, royalty-free, limited, worldwide license to any know-how developed by the Company pursuant to the License Agreement for use in manufacturing or selling products other than vascular access ports. The License Agreement will continue in effect, unless otherwise terminated for breach or the bankruptcy or insolvency of the Company or other suspension of the Company’s business, until the last to expire of any patent rights in any country covering the technology that is subject to the License Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2006	ANGIODYNAMICS, INC.
(Registrant)

	By:	/s/ Joseph G. Gerardi
Joseph G. Gerardi
Vice President, Chief Financial Officer

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